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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the use of our name in the Annual Report to Shareholders of Seagull Energy Corporation and Subsidiaries (the Company) for the year ended December 31, 1995 (the Annual Report), in Note 7, Supplemental Gas and Oil Producing Activities, of Notes to Consolidated Financial Statements. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the Form 10-K) incorporates by references the Annual Report. We further consent to the use of our name under the heading "Exploration and Production" of
Item 1 in the Form 10-K and the incorporation by reference of our name in the Form 10-K into the Company's Registration Statement on Form S-8, to which this consent is an exhibit.



                                       /s/  DEGOLYER AND MACNAUGHTON

                                       DeGolyer and MacNaughton
                                       Dallas, Texas
                                       October 3, 1996